UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2017

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2017, Centennial Resource Development, Inc.’s subsidiary, Centennial Resource Production, LLC (“CRP”), entered into that certain Fifth Amendment to Amended and Restated Credit Agreement (the “Fifth Amendment”), which amends the Amended and Restated Credit Agreement, dated as of October 15, 2014, among CRP, each of the lenders and guarantors from time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (as amended, the “Credit Agreement”).

The Fifth Amendment increases the borrowing base under the Credit Agreement from $350,000,000 to $575,000,000 and increases the aggregate maximum revolving credit amounts from $500,000,000 to $1,000,000,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein

Exhibit Index

Exhibit No.	Description
10.1

Fifth Amendment to Amended and Restated Credit Agreement, dated as of November 2, 2017, by and among Centennial Resource Production, LLC, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and guarantors party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: November 3, 2017
	By:	/s/ George S. Glyphis
	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary